Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to file with the Securities and Exchange Commission jointly on behalf of each of them the Statement on Schedule 13D with respect to the securities of Spectrum Group International, Inc. to which this Joint Filing Agreement is attached as an exhibit (including any and all amendments thereto) and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

This Joint Filing Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of October 5, 2012.

/s/ Gregory N. Roberts
Gregory N. Roberts

Sharon Roberts
Sharon Roberts

/s/ William Richardson
William Richardson

Silver Bow Ventures LLC

By:	Gregory N. Roberts
Name: Gregory N. Roberts
Title: Member